Exhibit 26 (g) i. a2. 2.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) New York State Business Only

Effective: April 1, 2010

Effective April 1, 2012, the Amendment effective date, Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits which revises the         .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-24-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-24-12
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	5-24-12
Peter G. Ferris
Vice President & Actuary

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HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Gary L Gray	Date:	May 18, 2012
Print name:	Gary L Gray
Title:	Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steve Najjar	Date:	May 21, 2012
Print name:	Steve Najjar
Title:	Executive Vice President

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SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Ceding Company will         .

Reinsurer’s Share: Reinsurer’s percentage share         . The actual         . Reinsurer’s percentage will be         .

Ceding Company’s Retention at one Location: As described above, subject to         .

Issue Ages:

Concentration Limits: as used in the agreement and in Table 1 below, the         .

TABLE 1

[table deleted]

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2010

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL) New York State Business Only

This Amendment hereby terminates the reinsurance of new business on new lives effective April 20, 2013, the Amendment effective date, under the above-referenced Agreement. All other changes allowed under the Agreement, including but not limited to any increases if they are normally applied to the existing contract/pool, shall continue to be available hereunder. All business inforce at the effective date of this Amendment shall remain reinsured hereunder until the termination, expiry, or          of the underlying policy on which the reinsurance is based.

If the Ceding Company elects to          in accordance with Article IV – Premiums, Payments and Reports, the Reinsurer         .

Except as provided herein, all other terms, provisions and conditions of the above-referenced Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-13-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-13-12
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-13-12
Peter G. Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Gary L Gray	Date:	12/7/12
Print name:	Gary L Gray
Title:	VP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steve Najjar	Date:	12/7/12
Print name:	Steve Najjar
Title:	EVP